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                                                                     Exhibit 3.6

            Certificate of Limited Partnership of GameStop Texas LP.

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FORM 207                                                THIS SPACE RESERVED FOR
(REVISED 9/03)                                                OFFICE USE.

Return in Duplicate to:                                          FILED
Secretary of State                  (SEAL)               In The Office of the
P.O. Box 13697                                           Secretary of State of
Austin. TX 78711-3697           CERTIFICATE OF                   Texas
FAX: 512/463-5709            LIMITED PARTNERSHIP              MAY 27 2004
                                 PURSUANT TO
FILING FEE: $750               ARTICLE 6132A-1           CORPORATIONS SECTION

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
                         1. Name of Limited Partnership

The name of the limited partnership is as set forth below:

GAMESTOP TEXAS LP

The name must contain the words "Limited Partnership," or Limited," or the abbreviation "LP.," "LP," or "Ltd." as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

                               2. Principal Office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

Street Address 2250 William D. Tate Ave.,

City                            State         Zip Code            Country
----                            -----         --------            -------
Grapevine                       TX            76051               USA

  3. Registered Agent and Registered Office (Select and Complete either A or B then complete C:)

[X] A. The initial registered agent is an organization (cannot be partnership named above) by the name of:

Capitol Corporate Services. Inc.

OR

[ ] B. The initial registered agent is an individual resident of the state whose name is set forth below:

          First Name             M.I.         Last Name           Suffix
          ----------             ----         ---------           ------


C. The business address of the registered agent and the registered office address is:

Street Address                  City             State   Zip Code
--------------                  ----             -----   --------
800 Brazos Street, Suite 1100   Austin           TX      78701

                         4. General Partner Information

The name, mailing address, and the street address of the business or residence of each general partner is as follows:

General Partner 1

LEGAL ENTITY: The general partner is a legal entity named:

GameStop of Texas (GP), LLC
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INDIVIDUAL: The general partner is an individual whose name is set forth below:

First Name                  M.I.                 Last Name                Suffix
----------                  ----                 ---------                ------


MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address             City                 State                    Zip Code
---------------             ----                 -----                    --------
2250 William D. Tate Ave.                                                   76051

STREET ADDRESS OF GENERAL PARTNER 1

Street Address              City                 State                    Zip Code
--------------              ----                 -----                    --------
Same

General Partner 2

LEGAL ENTITY: The general partner is a legal entity named:

INDIVIDUAL: The general partner is an individual whose name is set forth below:

Partner 2-First Name        M.I.                 Last Name                Suffix
--------------------        ----                 ---------                ------


MAILING ADDRESS OF GENERAL PARTNER 2

Mailing Address             City                 State                    Zip Code
---------------             ----                 -----                    --------


STREET ADDRESS OF GENERAL PARTNER 2

Street Address              City                 State                    Zip Code
--------------              ----                 -----                    --------


                          5 - SUPPLEMENTAL INFORMATION

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

                            EFFECTIVE DATE OF FILING

[X] A. This document win become effective when the document is filed by the secretary of state.

OR

[ ] B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

                                   EXECUTION

The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Gamestop of Texas (GP), LLC

Name of General Partner 1               Name of General Partner 2


    David W. Carlson
    ---------------------------------
By: David W. Carlson,
    Manager of GameStop of Texas
    (GP), LLC, Sole General Partner


------------------------------------    ----------------------------------------
SIGNATURE OF GENERAL PARTNER 1          SIGNATURE OF GENERAL PARTNER 2
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